                                                                   EXHIBIT 23.01


                         CONSENT OF GRANT THORNTON LLP



We have issued our report dated August 8, 2000, accompanying the consolidated financial statements of Cyberguard Corporation and Subsidiaries on Form 10-K for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of CyberGuard Corporation and Subsidiary on Forms S-8 (File No.'s 333-87347, 333-39573, 333-28813, 33-88446 and 33-88448).

Grant Thornton LLP

Fort Lauderdale, Florida
September 28, 2000